EXHIBIT 16.1
[Letterhead of Arthur Andersen LLP]

July 2, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated July 2, 2002, of American Skiing Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein insofar as the statements relate to Arthur Andersen LLP.



Very truly yours,


/s/  Arthur Andersen LLP
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cc:      Mark Miller Sr. Vice President and Chief Financial Officer of
         American Skiing Company